EXHIBIT 23

            CONSENT OF INDEPENDENT ACCOUNTANTS DATED MARCH 22, 1996





The Board of Directors
Commercial Net Lease Realty, Inc.:


We consent to the use of our reports dated January 20, 1996, except for Note 13 for which the date is January 30, 1996, incorporated herein by reference.


/s/ KPMG Peat Marwick LLP


Orlando, Florida
March 22, 1996